                                                                    Exhibit 4.10

                                                               EXECUTION VERSION


                          THE WILLIAMS COMPANIES, INC.

                              CONSENT TO ASSIGNMENT

         THIS CONSENT TO ASSIGNMENT (this "Consent to Assignment") is entered into as of June 1, 1999 by THE WILLIAMS COMPANIES, INC., a Delaware corporation (the "Consenting Party"), and IBJ WHITEHALL BANK & TRUST COMPANY, as collateral agent (the "Collateral Agent", together with any successors thereto in such capacity, referred to as the "Assignee"), for the benefit of and on behalf of the Senior Parties defined below.

         A. AES Ironwood, L.L.C. (the "Company"), a Delaware limited liability company, is providing for the development, construction, ownership and operation of a nominal 705 MW (net) gas-fired combined cycle electric generating facility (the "Facility") and the financing, development and construction thereof (the Facility, equipment and facilities associated with the Facility and such financing, development and construction, the "Project") to be located in South Lebanon Township, Lebanon County, Pennsylvania.

         B. The Company intends to finance the development and construction of the Project, in part, through the issuance, from time to time, of certain securities (the "Securities") pursuant to a Trust Indenture, dated as of June 1, 1999 between the Company and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"), as it may be amended or supplemented from time to time (the "Indenture").

         C. All obligations of the Company under the Securities, the Collateral Agency Agreement (defined below) and any other agreements evidencing senior debt of the Company (collectively, the "Financing Documents") to the Trustee, the Collateral Agent, each successor to any such person and each other person providing senior debt to the Company who is or becomes a party to the Collateral Agency Agreement pursuant to its terms (collectively, the "Senior Parties") will be secured by a certain Mortgage, Security Agreement, Indenture, Pledge Agreement and Assignment of Leases and Income, each between the Company and IBJ Whitehall Bank & Trust Company (collectively, the "Security Documents").

         D. The Senior Parties and the Company have entered into the Collateral Agency and Intercreditor Agreement, dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, (c) the application of project revenues and certain other monies and items and (d) the appointment of the Collateral Agent as collateral agent.

         E. The Consenting Party has issued in favor of the Company that certain Guaranty (the "Assigned Agreement") dated as of June 25, 1999 in respect of the Power Purchase Agreement.

         F. The Company has notified the Consenting Party that all of the Company's right, title and interest in the Assigned Agreement is to be assigned to the Assignee as security pursuant to one or more of the Security Documents.

         G. It is a condition precedent to the extension of credit by the Senior Parties that the Consenting Party execute and deliver this Consent to Assignment for the benefit of the Senior Parties.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used herein shall have the respective meanings specified herein or, if not defined herein, as defined in the Assigned Agreement.

         2. Consent to Assignment. Subject to the terms and conditions of this Consent to Assignment, the Consenting Party hereby irrevocably consents to the assignment of the Assigned Agreement by the Company to the Assignee for the benefit of the Senior Parties as security, and the Consenting Party shall continue performance under the Assigned Agreement in accordance with its terms and the terms of this Consent to Assignment.

         3. No Defaults. The Consenting Party acknowledges and agrees that (a) the Assigned Agreement is in full force and effect and there are no amendments, modifications or supplements thereto, either oral or written agreed to by it,
(b) the Consenting Party has not assigned, transferred or hypothecated the Assigned Agreement or any interest therein, (c) the Consenting Party has no knowledge of any default by the Company in any respect of the performance of any provision of the Assigned Agreement and no knowledge of any grounds for termination of the Assigned Agreement by the Consenting Party, (d) to its knowledge none of the Company's rights under the Assigned Agreement has been waived, (e) the assignment by the Company of the Assigned Agreement to the Assignee, as security, and the acknowledgment of and consent to such assignment by the Consenting Party pursuant to and in accordance with this Consent to Assignment, will not cause or constitute a default under the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement, and (f) a foreclosure or other exercise of remedies under any of the Security Documents or any sale thereunder by the Assignee, any of the Senior Parties or any of their respective designees or assignees, whether by judicial proceedings or under any power of sale contained therein, or any conveyance from the Company to the Assignee, any of the Senior Parties or any of their respective designees or assignees, in lieu thereof pursuant to and in accordance with this Consent to Assignment, shall not require the consent of the Consenting Party or cause or constitute a default under the Assigned Agreement or an event or condition which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreement.

         4. Notice of Company's Defaults and Termination. Anything in the Assigned Agreement notwithstanding, for so long as any financing liabilities are outstanding under the Financing Documents and until the same have been satisfied in full, the Consenting Party shall not exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement, or any of its obligations thereunder, as the result of any default or other action or omission of the Company without first giving a copy of a notice of default to the Assignee, such notice to be coupled with an opportunity to cure any such default during the same cure period as provided to the Company in the Assigned Agreement, but in no event less than sixty (60) days from notice to Assignee (or, with respect to nonmonetary defaults or defaults the curing of which requires the Assignee's possession of the Facility through foreclosure, such longer period of time as may be necessary under the circumstances, but not more than 120 days beyond the expiration of the cure period provided in the Assigned Agreement, to complete such foreclosure or cure such default, provided the Assignee, any of the Senior Parties, or any of their respective assignees or designees is diligently pursuing such cure or foreclosure), such cure period to commence upon delivery of such notice to the Assignee, or, with respect to any defaults which are not susceptible of being so corrected, to rectify to the Consenting Party's reasonable satisfaction the effect upon the Consenting Party of such default by the Company within such period. Such notice shall be in writing and shall be deemed to have been given (a) when presented personally, (b) one business day after being deposited for overnight delivery with a nationally recognized overnight courier, such as FedEx, (c) when received, if deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to the Assignee at the address indicated below or such other address as the Assignee may have specified by written notice delivered in accordance herewith, or (d) when transmitted by telecopy to the number specified below and the receipt confirmed telephonically by recipient, provided that such telecopy is then followed by a copy of such notice delivered by a method specified in clause (a), (b) or (c) above.

                    IBJ Whitehall Bank & Trust Company, as Collateral Agent One State Street
                    New York, New York 10004
                    Attention: Capital Markets Trust Services
                    Facsimile: 212-858-2952


         Failure of the Consenting Party to provide such notice to the Assignee shall not constitute a breach of this Consent to Assignment, and the Assignee agrees that the Consenting Party shall have no liability to the Assignee for such failure whatsoever; however, no cancellation, suspension or termination of the Assigned Agreement by the Consenting Party, or of any of the Consenting Party's obligations thereunder by the Consenting Party, shall be binding upon the Assignee or any of the Senior Parties without such notice and the lapse of the applicable cure period. Any dispute that may arise under the Assigned Agreement notwithstanding, the Consenting Party shall continue performance under the Assigned Agreement and resolve any dispute without discontinuing such performance until the lapse of the notice and applicable cure periods or extension periods. The Assignee, any of the Senior Parties or any of their respective assignees or designees may, but shall be under no obligation to, make any payment or perform any act required thereunder to be made or performed by the Company, with the same effect as if made or performed by the Company. If the Assignee, any of the Senior Parties or any of their respective assignees or designees fails to cure or rectify the effect of a default under the Assigned Agreement within the same cure period as provided to the Company in the Assigned Agreement or within sixty (60) days from notice to the Assignee (or, with respect to nonmonetary defaults or defaults the curing of which requires the curing party's possession of the Facility through foreclosure, such longer period of time as may be necessary under the circumstances, but not more than 120 days beyond the expiration of the cure period provided in the Assigned Agreement, to complete such foreclosure or cure such default, provided the Assignee, any of the Senior Parties or any of their respective assignees or designees is diligently pursuing such cure or such foreclosure), whichever is longer, such cure period to commence upon such notice to the Assignee, the Consenting Party shall have all its rights and remedies with respect to such default as set forth in the Assigned Agreement.

         5. Amendment and Modification Without Consent. The Consenting Party shall not amend, modify or consent to the amendment or modification of the Assigned Agreement without the prior written consent of the Assignee, unless the Company has certified to the Consenting Party in writing that such amendment, modification or consent to amendment or modification is permitted under the terms of the Financing Documents.

         6. Payments to Revenue Account. The Consenting Party hereby agrees that, so long as any notes, bonds, loans, letters of credit, commitments or other obligations are outstanding under the Financing Documents and until the same have been satisfied in full, all payments to be made by the Consenting Party with respect to the Assigned Agreement shall be in lawful money of the United States of America, in immediately available funds. The Company hereby directs the Consenting Party to, and the Consenting Party hereby agrees to, make all such payments with respect to the Assigned Agreement directly to the Assignee at ABA No. 026007825, for credit to AES Ironwood, L.L.C., for further credit to Account No. 630000041.2 (Revenue Account) Attention: Capital Markets Trust Services, or to such other person and/or at such other address as the Assignee may from time to time specify in writing to the Consenting Party. Any such payment shall be deemed to be a payment by the Consenting Party to the Company under the Assigned Agreement.

         7. Protection of the Assignee. In the event that either (a) the Company's interest in the Project shall be sold, assigned or otherwise transferred pursuant to the exercise of any right, power or remedy by the Assignee or pursuant to judicial proceedings, or (b) the Company rejects all or a portion of the Assigned Agreement under Title 11, United States Code, or other similar Federal or state statute and such rejection is approved by the appropriate bankruptcy court or is otherwise effective pursuant to such statute, and in either case (i) no funds payable under the Assigned Agreement shall be due and payable to the Consenting Party, (ii) the effect upon the Consenting Party of any default not susceptible of being corrected shall have been rectified to Consenting Party's reasonable satisfaction, (iii) the Assigned Agreement shall have been validly terminated pursuant to the terms of the Assigned Agreement by reason of a default or a rejection by the Company or a trustee in bankruptcy under Title 11, United States Code, or other similar Federal or state statute, and (iv) the Assignee or any of the Senior Parties shall have cured, or shall be diligently pursuing a cure of, or shall have entered into a binding obligation providing for the cure of, any default susceptible of being corrected by Assignee or any of the Senior Parties or by a purchaser at any judicial or non-judicial sale, the Consenting Party shall, promptly, and in no event longer than ten (10) days after receipt of written request therefor; provided, such request is received by the Consenting Party not more than 60 days after any event specified in clause (a) or (b) above, execute and deliver an agreement to the Assignee, any of the Senior Parties or any of their respective nominees, purchasers, assignees or transferees, as the case may be, for the remainder of the term of the Assigned Agreement and with the same terms as are contained therein; provided, that any nominee, purchaser, assignee, or transferee of the Assignee or the Senior Parties (x) shall have operated, or contracted with a party that has operated a power generating facility using technology similar to that of the Facility and (y) shall assume in writing the obligations of the Company under the Assigned Agreement. References in this Consent to Assignment to "Assigned Agreement" shall be deemed also to include such new agreement.

         8. Acknowledgement of the Assignee's Obligations and Rights. Neither the Assignee nor any of the Senior Parties has any obligation hereunder to extend credit to the Consenting Party or any contractor of the Consenting Party at any time for any purpose. Neither the Assignee nor any of the Senior Parties shall have any obligation to the Consenting Party under the Assigned Agreement unless and until such time as such entity succeeds to the interest of the Company under the Assigned Agreement pursuant to the Assignee's election to exercise its rights hereunder. Upon the occurrence and during the continuance of an event of default under any of the Security Documents, the Assignee or any of the Senior Parties shall have the right to the extent authorized under the Security Documents, to (a) take possession of the Project and operate the same,
(b) sell or otherwise transfer their interest in the Project and any purchaser at such sale shall succeed to the Assignee's or the Senior Parties' rights hereunder, as the case may be, and (c) exercise all rights of the Company under the Assigned Agreement in accordance with the terms thereof. In the case of subsection (b) above, the Assignee and the Senior Parties agree that any purchaser, assignee, or transferee of the Project (x) shall have operated, or contracted with a party that has operated a power generating facility using technology similar to that of the Facility and (y) shall assume in writing the obligations of the Company under the Assigned Agreement. Subject to the Assignee's compliance with the provisions of the Assigned Agreement (if applicable) and the terms of this Consent to Assignment, the Consenting Party shall cooperate with the Assignee and comply in all respects in the Assignee's exercise of such rights. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an event of default under any of the Financing Documents, the Assignee, any of the Senior Parties or any of their respective designees or assignees satisfying the qualifications set forth in clause (x) and (y) of this Section 8 shall have the full right and power to enforce directly against the Consenting Party all obligations of the Consenting Party under the Assigned Agreement and to otherwise exercise all remedies thereunder, and to make all demands and give all notices and make all requests required or permitted to be made by the Company under the Assigned Agreement. The Assignee, any of the Senior Parties or any of their respective assignees or designees satisfying the qualifications set forth in clause (x) and (y) of this
Section 8 shall have the right, but not the obligation, to perform any act, duty or obligation required of the Company thereunder within the time periods provided in the Assigned Agreement; provided that nothing herein shall require the Assignee, any of the Senior Parties or any of their respective designees or assignees to cure any default of the Company under the Assigned Agreement or to perform any act, duty or obligation of the Company under the Assigned Agreement.

         9. Refinancing. The Consenting Party hereby acknowledges that the Company may from time to time obtain refinancing for the Project (including privately or publicly placed bonds or notes), and the Consenting Party agrees that it will promptly upon request execute in favor of the lenders providing such refinancing a new consent to assignment as requested by such lenders; provided that the terms and conditions contained in such consent to assignment shall be no less favorable to the Consenting Party than those terms and conditions contained in this Consent to Assignment unless the documentation governing such refinancing adversely affects the Consenting Party's rights or remedies under the Assigned Agreement compared to its position prior to such refinancing.

         10. Representations. The Consenting Party represents and warrants to the Assignee as follows:

             (a) The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of the business it conducts (including, without limitation, performance of its obligations under the Assigned Agreement) and the properties it owns.

             (b) The Consenting Party has the necessary corporate power, corporate authority and legal right to execute, deliver and perform its obligations under the Assigned Agreement and this Consent to Assignment, and the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent to Assignment and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Consenting Party's board of directors or any shareholder of the Consenting Party (except those previously obtained, in full force and effect and attached hereto as Exhibit 10(b)(i)),
(ii) violate any provision of the corporate charter or by-laws of the Consenting Party or any provision of any material law, rule or regulation, or any material order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party, (iii) result in a breach of or constitute a default under any material indenture, loan or credit agreement or any other material agreement, lease or instrument to which the Consenting Party is a party or by which it or its properties may be bound or affected or (iv) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Consenting Party; and the Consenting Party is not in violation, breach or default of any provision of the corporate charter or by-laws of the Consenting Party or any provision of any material law, rule, regulation, order, writ, judgment, injunction, decree, determination or award having applicability to the Consenting Party or any agreement referred to above in clause (iii) of this subsection (b), which violation could have a material adverse effect on the ability of the Consenting Party to perform its obligations under this Consent to Assignment or the Assigned Agreement.

             (c) The Assigned Agreement and this Consent to Assignment have been duly executed and delivered and each constitutes a valid and binding obligation of the Consenting Party, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights and general equitable principles.

             (d) No consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained, in full force and effect and attached hereto as Exhibit 10(d)) is required in connection with the execution and delivery of the Assigned Agreement or this Consent to Assignment or the performance by the Consenting Party of its obligations thereunder or hereunder. The Consenting Party has obtained all permits, licenses, approvals, consents, authorizations and exemptions, if any, with respect to the performance of its obligations under the Assigned Agreement and this Consent to Assignment required by applicable laws, statutes, rules and regulations in effect as of the date hereof.

             (e) The Consenting Party is not in default with respect to the Assigned Agreement and has no knowledge, as of the date hereof, of any claims or rights of set-off by the Consenting Party or by any of its affiliates against the Company.

             (f) There are no proceedings pending or, to the best of the Consenting Party's knowledge after due inquiry, threatened against or affecting the Consenting Party in any court or before any governmental authority or arbitration board or tribunal (whether or not purportedly on behalf of the Consenting Party) which may result in a material or adverse effect upon the business, condition (financial or otherwise) or operations of the Consenting Party, or the ability of the Consenting Party to perform its obligations under, or which purports to affect the legality, validity or enforceability of, the Assigned Agreement or this Consent to Assignment; and the Consenting Party is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal.

         11. Binding Upon Successors. All agreements, covenants, conditions and provisions of this Consent to Assignment shall be binding upon and inure to the benefit of the successors and assigns of each of the parties hereto.

         12. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties hereto only and are not a part of this Consent to Assignment.

         13. Governing Law.

         (a) THIS CONSENT TO ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Any legal action or proceeding with respect to this Consent to Assignment and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent to Assignment, each of the Consenting Party, the Company and the Collateral Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party and the Company hereby irrevocably designates, appoints and empowers CT Corporation System as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company or the Consenting Party, as applicable, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. Each of the Consenting Party, the Company and the Collateral Agent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided herein. Each of the Consenting Party, the Company and the Collateral Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent to Assignment brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         14. Amendment. This Consent to Assignment may be modified, amended or rescinded only by a writing expressly referring to this Consent to Assignment and signed by both the Consenting Party and the Assignee. The Assignee may request the direction of the Senior Parties prior to signing any amendments described herein.

         15. Severability. Every provision of this Consent to Assignment is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect.

         16. Counterparts. This Consent to Assignment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, each of the Consenting Party and the Assignee has duly executed this Consent to Assignment as of the date first above written.


                                            THE WILLIAMS COMPANIES, INC.


                                            By: /s/ James G. Ivey
                                                --------------------------------
                                                Name:  James G. Ivey
                                                Title: Treasurer


                                            IBJ WHITEHALL BANK & TRUST COMPANY,
                                            as COLLATERAL AGENT


                                            By: /s/ Thomas McCutcheon
                                                --------------------------------
                                                Name:  Thomas McCutcheon
                                                Title: Assistant Vice Preisdent


REVIEWED AND CONSENTED TO:

AES IRONWOOD, L.L.C.



By: /s/ Patricia L. Rollin
    -----------------------------
    Name:  Patricia L. Rollin
    Title: Vice President